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PROXY                 MCCAW CELLULAR COMMUNICATIONS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints Craig O. McCaw, Wayne M. Perry and John E. McCaw, Jr. as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below all the shares of common stock of McCaw Cellular Communications, Inc. ("McCaw") held of record by the undersigned on January 31, 1994 at the special meeting of stockholders to be held on March 25, 1994 or any adjournments or postponements thereof.

  PROPOSAL TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, dated August 16, 1993, among McCaw, American Telephone and Telegraph Company ("AT&T"), and Ridge Merger Corporation ("Merger Sub"), a subsidiary of AT&T, and THE MERGER of Merger Sub into McCaw upon the terms and subject to the conditions thereof, pursuant to which shares of McCaw Common Stock will be converted into shares of common stock of AT&T, par value $1.00 per share.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE MERGER AGREEMENT AND THE
                                    MERGER.

             FOR [_]         AGAINST [_]       ABSTAIN [_]

  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.





  This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE MERGER AGREEMENT AND THE MERGER.

  The undersigned acknowledges receipt from McCaw prior to the execution of this proxy of a Proxy Statement/Prospectus dated February 2, 1994.

                                           DATED _______________________ , 1994

                                           PLEASE SIGN EXACTLY AS NAME APPEARS
                                           BELOW. WHEN SHARES ARE HELD BY
                                           JOINT TENANTS, BOTH SHOULD SIGN.
                                           WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                           ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                           PLEASE GIVE FULL TITLE AS SUCH. IF
                                           A CORPORATION, PLEASE SIGN IN FULL
                                           CORPORATE NAME BY PRESIDENT OR
                                           OTHER AUTHORIZED OFFICER. IF A
                                           PARTNERSHIP, PLEASE SIGN IN PART-
                                           NERSHIP NAME BY AUTHORIZED PERSON.

                                           ____________________________________
                                                        SIGNATURE

                                           ____________________________________
                                                SIGNATURE IF HELD JOINTLY

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE